Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Global Clean Energy Holdings, Inc.

We consent to the incorporation by reference in Registration Statement on Form S-8 (Nos. 333-92446) of Global Clean Energy Holdings, Inc. of our report dated March 26, 2008, appearing in this Annual Report on Form 10-KSB of Global Clean Energy Holdings, Inc. for the year ended December 31, 2007.

/s/ HANSEN, BARNETT & MAXWELL. P.C.
Hansen, Barnett & Maxwell. P.C.
REGISTERED PUBLIC ACCOUNTANTS
March 26, 2008